UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 12/01/2015

Commission File Number

Kraton Performance Polymers, Inc.	001-34581

Kraton Performance Polymers, Inc.

(Exact name of registrant as specified in its charter)

Kraton Performance Polymers, Inc.	Delaware	20-0411521
	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300

Houston, TX 77032

(Address of principal executive offices, including zip code)

281-504-4700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As previously reported, on September 27, 2015, Kraton Polymers LLC, a wholly owned subsidiary of Kraton Performance Polymers, Inc. (“Kraton”), entered into a definitive agreement (the “Stock Purchase Agreement”) dated as of September 27, 2015, with AZC Holding Company LLC, a Delaware limited liability company, and Arizona Chemical Holdings Corporation, a Delaware corporation (the “Company”). Pursuant to the Stock Purchase Agreement, Kraton will acquire all of the outstanding capital stock of the Company for a cash purchase price of $1.37 billion (the “Arizona Chemical Acquisition”).

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01 is selected information contained in a confidential information memorandum that Kraton expects to provide to certain banks and other financing sources in connection with the Arizona Chemical Acquisition. The information contained in this Current Report on Form 8-K, including the information contained in Exhibit 99.1, does not constitute an offer to sell, or the solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Exhibit 99.1 and the information contained in this Item 7.01 contain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those relating to our business and our financing plans that are not historical in nature, including statements regarding the benefits, synergies and cost rationalizations of the proposed Arizona Chemical Acquisition, the expected method of financing the Arizona Chemical Acquisition, the expected timing and amount of operating cash flow we expect to generate after the closing of the Arizona Chemical Acquisition, future opportunities for the combined company and products, beliefs regarding strengthening relationships with customers, statements regarding market share or positioning, the expected timetable for completing the proposed Arizona Chemical Acquisition, the expected timing and amount of the repayment of indebtedness, future financial performance and any other statements regarding Kraton’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this Current Report on Form 8-K. Although Kraton believes that all such statements contained in this Current Report on Form 8-K are based on reasonable assumptions, these statements are not a guarantee of future performance and there are numerous variables of an unpredictable nature or outside of Kraton’s control that could affect Kraton’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this Current Report on Form 8-K. Please refer to Kraton’s filings with the SEC for additional discussion of risks and uncertainties that may affect Kraton’s actual future results. Kraton undertakes no obligation to update the forward-looking statements contained herein.

Exhibit 99.1 includes financial measures of each of Kraton and the Company that are not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information that enhances management’s, investors’ and prospective lenders’ ability to evaluate each of Kraton’s and the Company’s operating results and Kraton’s ability to repay its obligations.

These non-GAAP financial measures are not intended to be used in isolation and should not be considered a substitute for any other performance measure determined in accordance with GAAP. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool, including that other companies may calculate similar non-GAAP financial measures differently than Kraton does, limiting their usefulness as a comparative tool. Kraton compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. Kraton further compensates for the limitations of its use of non-GAAP financial measures by presenting comparable GAAP measures. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within Exhibit 99.1 with Kraton’s and the Company’s GAAP financial measures.

Exhibit 99.1 and the information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

Item 8.01	Other Events.

On December 1, 2015, Kraton Polymers LLC issued a press release announcing the commencement of a tender offer to purchase for cash any and all of its outstanding 6.75% Senior Notes due 2019 that were co-issued by Kraton Polymers Capital Corporation (the “Notes”), and a concurrent solicitation of consents from the holders of the Notes to amend the indenture governing the Notes. The tender offer and consent solicitation will both expire at 11:59 P.M., EST on December 29, 2015, unless extended or earlier terminated.

The press release announcing the tender offer and consent solicitation is filed herewith as Exhibit 99.2, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Excerpts from confidential information memorandum.

99.2	Press Release dated December 1, 2015 titled “Kraton Polymers LLC Announces Commencement of a Tender Offer and Consent Solicitation for 6.75% Senior Notes Due 2019.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kraton Performance Polymers, Inc.

Date: December 1, 2015	By:	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Executive Vice President and Chief Financial Officer